UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 24, 2021

VERTEX ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-11476	94-3439569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1331 Gemini Street Suite 250 Houston, Texas 77058
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (866) 660-8156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	VTNR	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On June 24, 2021, six holders of the Series B Preferred Stock of Vertex Energy, Inc. (the “Company”, “we” and “us”), converted an aggregate of 303,270 shares of the Company’s Series B Preferred Stock into 303,270 shares of common stock, pursuant to the terms of such Series B Preferred Stock.

Pursuant to the terms of the Series B Preferred Stock and Series B1 Preferred Stock of the Company, in the event that the closing sales price of the Company’s common stock is at least $6.20 (as to the Series B Preferred Stock) and $3.90 (as to the Series B Preferred Stock) per share for at least 20 consecutive trading days, such shares of Series B Preferred Stock and Series B1 Preferred Stock convert automatically into common stock of the Company on a one-for-one basis (the “Automatic Conversion Provisions”).

Effective on June 24, 2021 (as to the Series B1 Preferred Stock) and June 25, 2021 (as to the Series B Preferred Stock), the Automatic Conversion Provisions of the Series B Preferred Stock and Series B1 Preferred Stock were triggered, and the outstanding shares of the Company’s Series B Preferred Stock and Series B1 Preferred Stock automatically converted into common stock of the Company.

Specifically, the 1,783,292 then outstanding shares of Series B Preferred Stock automatically converted into 1,783,292 shares of common stock and the 3,134,889 then outstanding shares of Series B1 Preferred Stock automatically converted into 3,134,889 shares of common stock (or 4,918,181 shares of common stock in total).

We claim an exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), for such conversions/exchanges, as the securities were exchanged by us with our existing security holders in a transaction where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

After the automatic conversions described above are completed by the Company’s transfer agent, there will be no outstanding shares of Series B Preferred Stock or Series B1 Preferred Stock of the Company and all rights of such preferred stock will be extinguished.

As part of the automatic conversion of the Series B1 Preferred Stock, an entity controlled by Benjamin P. Cowart, our Chief Executive Officer and Chairman, will be issued 45,833 shares of common stock in connection with the conversion of 45,833 shares of Series B1 Preferred Stock which such entity held and Chris Carlson, our Chief Financial Officer, will be issued 45,157 shares of common stock in connection with the conversion of 45,157 shares of Series B1 Preferred Stock which he held.

Effective on June 25, 2021, two holders of warrants to purchase shares of our common stock exercised warrants to purchase an aggregate of 120,194 shares of common stock for cash ($183,897 in aggregate or $1.53 per share), and are in the process of being issued 120,194 shares of our common stock.

We claim an exemption from registration pursuant to Section 4(a)(2) of the Securities Act, for the above issuances in connection with the exercises.

The resale of all of the shares of common stock issuable upon conversion of the Series B Preferred Stock, Series B1 Preferred Stock and exercise of the warrants described above, have been registered by the Company under the Securities Act, on a registration statement previously declared effective by the Securities and Exchange Commission.

Item 3.03. Material Modifications to Rights of Security Holders.

The information set forth in Item 3.02 above regarding the conversion of the Series B Preferred Stock and Series B1 Preferred Stock is incorporated by reference into this Item 3.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

VERTEX ENERGY, INC.

Date: June 28, 2021	By:	/s/ Chris Carlson
Chris Carlson
Chief Financial Officer